EXHIBIT 10.3
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                   NEW DRUG RESEARCH AND DEVELOPMENT AGREEMENT

      THIS AGREEMENT is made at Dalian as of Nov. 8, 2004 by and between Dalian Longsheng Pharma Co., Ltd, having a place of business at 24th Floor, Zhongyin Building, No. 15 Ren Min Road, Zhongshan District, Dalian("DLP" or "Party A"), and Shanghai Newsummit Biopharma Co., Ltd, having a place of business at No. 398 Tian Lin Road, Cao He Jing Hi-tech Park, Shanghai 200233("SNB" or "Party B").

    WHEREAS, DLP is a pharmaceutical manufacturer holding a pharmaceutical production permit and a pharmaceutical GMP Certification issued by the State Food and Drug Administration ("SFDA") and relevant governmental departments;

    WHEREAS, SNB is a Contract Research Organization (CRO) for biotechnology, biopharma and international pharmaceutical companies in China and has proprietary information and technology related to KGF-2 for the treatment of wound and ulceration;

    WHEREAS, DLP desires that SNB perform certain research and development work and new drug application and is willing to provide materials to support such work;

    WHEREAS, DLP desires to obtain the results of such research as well as certain rights to SNB's intellectual property;

    WHEREAS, DLP desires to have the exclusive right to manufacture and market the new drug subject to the approved pharmaceutical number granted by the SFDA;

    WHEREAS, SNB is willing to undertake such research and development and to grant to DLP such rights, subject to the terms of this agreement.

     NOW, THEREFORE, pursuant to the Law of People's Republic of China on Administration of Pharmaceutical, Contract Law and Regulations on Registration of Pharmaceutical Products, as amended from time to time, and in consideration of the premises and mutual covenants herein contained, DLP and SNB agree as follows:

1. NEW DRUG RESEARCH PROGRAM

1.1 Definition. "New Drug Research Program" shall mean the research program of of KGF-2 pre-clinical research, clinical research and new drug application.
1.2 Research Efforts. Both Parties shall use reasonable best efforts, to conduct the New Drug Research Program jointly in accordance with this Agreement.

2. EACH PARTY'S RESPONSIBILITIES

2.1 Responsibilities of Party A. DLP shall take the following responsibilities:
2.1.1 pay for the research service fee of KGF-2 subject to the conditions set forth in Article 5.1 of this Agreement;
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2.1.2  assist Party B to complete KGF-2 new drug application;
2.1.3 pay for the clinical research costs of KGF-2 subject to the conditions set forth in Article 5.2 of this Agreement;
2.1.4  assist Party B to complete KGF-2 phase I, II, III clinical research;
2.1.5  be responsible for KGF-2 phase IV clinical research;
2.1.6  undertake KGF-2 commercialization research and GMP certification;
2.1.7 pay for GMP technology enhancement costs during production trial of KGF-2;
2.1.8  be responsible for manufacturing, sales and business management of KGF-2.
2.2 Responsibilities of Party B. SNB shall take the following responsibilities:
2.2.1  be responsible for KGF-2 pre-clinical research
2.2.2 be responsible for KGF-2 pilot products for use in phase I, II, III clinical research;
2.2.3  be responsible for phase I, II, III clinical research;
2.2.4  be responsible for KGF-2 new drug application;
2.2.5  assist Party A to complete KGF-2 phase IV clinical research;
2.2.6 assist Party A to complete KGF-2 commercialization research and GMP certification;
2.2.7  assist Party A to undertake KGF-2 marketing and distribution.

3. INTELLECTUAL PROPERTY AND RELATED RIGHTS

3.1 Patent Prosecution. SNB and DLP shall cooperate fully in the preparation, filing, prosecution and maintenance of intellectual property rights, including, without limitation to, title to the New Drug Certificate and patent, in New Drug Research Program. The Parties shall mutually agree that SNB, at its sole expense but with assistance by DLP, shall be responsible for preparing, filing, prosecuting and maintaining the clinical research approval, the New Drug Certificate (in both Parties' names), the Approved Pharmaceutical Number (in DLP's sole name) and PRC and foreign patent (in SNB's sole name) applications.
3.2 Titles to the New Drug Certificate. All rights, titles and interests in and to the New Drug Certificate of KGF-2 shall be jointly owned by both Parties.
3.3 Title to the patent. SNB shall have sole title to the PRC and foreign patent of KGF-2.
3.4 Title to the approved Pharmaceutical Number. DLP shall have sole titled to the Approved Pharmaceutical Number following issuance of the New Drug Certificate of KGF-2 granted by the SFDA. DLP shall have the exclusive right of manufacturing, marketing and distribution of KGF-2.
3.5 License grants. SNB grants to DLP a worldwide, loyalty-free, exclusive license to use the patent of KGF-2.
3.6 Restriction on sublicense. Neither Party shall, without prior written consent by the other, grant a sublicense to a third party.
3.7 All rights, titles and interests in and to the non-patented technology results shall be jointly owned by both Parties.

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                                                                   EXHIBIT 10.3
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3.8    DLP shall have the priority to be assigned or licensed to any further developed technology or products which will be researched by SNB based on research and development of KGF-2.

4. RESEARCH PROGRESS AND INFORMATION EXCHANGE

4.1 The clinical trial is expected to be approved before Dec.31, 2004 and the clinical trial is expected to be finished before Dec.31, 2005. Both Parties shall use reasonable best efforts jointly to obtain the New Drug Certificate of KGF-2. If either party desires to amend or extend the progress, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the amendment. Any such amendment shall not be effective unless agreed in writing by the signatories of this Agreement or their authorized representatives.
4.2 Representatives from SNB who are working on the Research Program shall meet quarterly or as needed with representatives of DLP to discuss the activities and the data, results and conclusions generated by the work performed hereunder.

5.    PAYMENT

5.1 In consideration of share of rights and titles of New Drug Certificate of KGF-2 and of exclusive license of patent of KGF-2, DLP shall pay SNB aggregate amount of 20 million RMB of research service fees in accordance with conditions set forth below:
5.1.1 within 10 business days upon signing this Agreement, Party A shall pay Party B 1 million RMB;
5.1.2 within 10 business days after obtaining KGF-2 clinical approval, Party A shall pay Party B 2 million RMB;
5.1.3 within 10 business days after finishing clinical trial phase II, Party A shall pay Party B 3 million RMB;
5.1.4 within 10 business days after finishing clinical trial phase III, Party A shall pay Party B 4 million RMB;
5.1.5 within 10 business days after obtaining the New Drug Certificate of KGF-2, Party A shall pay Party B 6 million RMB;
5.1.6 within 10 business days after obtaining KGF-2 production approval, Party A shall pay Party B 4 million RMB.
5.2 DLP shall pay SNB clinical research costs needed for clinical research based on actual progress of clinical research.
5.3 SNB shall issue invoice (or receipt) immediately after receiving each installment of payment.
5.4 The total research service fees under subparagraph 5.1.3, 5.1.4, 5.1.5 and 5.1.6 above are 17 million. When Party A pays Party B, Party B can use 50% of those fees received for equity investment in a joint venture to be established by Party A and Party B. Both Parties will sign a separate joint venture agreement.

6.    CONFIDENTIALITY

6.1 In order to perform the obligations set forth in this Agreement, it may be necessary and/or desirable for DLP and SNB to exchange certain information deemed confidential or proprietary to one or the other and labeled or described as("Information"). Each party is willing to disclose its Information to the other under the following terms and conditions:
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                                                                   EXHIBIT 10.3
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6.1.1  Each party will take precautions, utilizing the same degree of care it would use with its own information of like importance, to prevent, and make is employees and agents obliged to prevent disclosure, directly or indirectly, of all or any of the Information received from the other party to any third party, except with the prior written consent of the other party, and each party will not use any Information received from the other party except as may be necessary for purposes of this Agreement. Information given to each party shall not be provided to any persons who have not undertaken an obligation of confidentiality substantially similar to that contained herein and then only when such disclosure is necessary for the purposes of this Agreement. All originals, copies and samples of tangible forms of Information provided to each party shall be returned upon request following the termination of this Agreement except that one copy may be retained for compliance purposes.
6.1.2 Each party's obligations, under subparagraph 6.1.1 hereof shall not apply to any Information: (i) known to it prior to disclosure of such Information which it can prove by its prior written records; or (ii) lawfully obtained after the date of this Agreement by it from sources, other than from the other party, having no obligation of confidentiality to the other party; or (iii) which is at the time of disclosure or which subsequent to disclosure becomes generally available to the public through no fault of the receiving party; or (iv) is independently developed without the use of the other party's information; or (v) is required to be disclosed pursuant to law, agency rule, government request, court order or subpoena, provided, however, that prior written notice shall be provided by the disclosing party to the Information owner, that reasonable efforts shall be expended by the disclosing party to obtain confidential treatment for the required disclosure, and that the disclosing party shall not object to reasonable efforts by the Information owner to obtain confidential treatment for the required disclosure.
6.2 Publicity. Neither party shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, or to performance hereunder without the prior written consent of the other, except where required by law or regulatory requirements. Nothing in this section 6.2 shall prohibit either party from filing for patent protection or regulatory approval in connection with developing or marketing a product.

7. REPRESENTATIONS AND WARRANTIES

7.1 DLP Representations and Warranties. DLP hereby represents and warrants that DLP has the requisite rights, power and authority to enter into this Agreement and to perform according to its terms, and that DLP's official signing this Agreement has authority to do so. DLP further represents that it is financially able to satisfy any funding commitments made herein.
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                                                                   EXHIBIT 10.3
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7.2    SNB Representations and Warranties. SNB hereby represents and warrants that SNB has the requisite rights, power and authority to enter into this Agreement and to perform according to its terms, and that SNB has the facilities and expertise to conduct the Research Program. SNB represents that it is presently under no obligation to any third party which would prevent it from carrying out its duties and obligations under this Agreement or which is inconsistent with the provisions contained herein. SNB further warrants that it is aware of no third party intellectual property that would be infringed by carrying out the Research Program.

8. BREACH OF THE AGREEMENT AND REMEDY

8.1    Breach of the Agreement by Party A.
8.1.1 In the event that Party A fails to pay any installment of research service fee under subparagraph 5.1 above and fails to take reasonable steps to remedy such default within thirty (30) days after receipt of written notice thereof from the Party B, Party B shall have the option of terminating this Agreement and nominating a third party as successor of applicant for clinical research approval and/or the New Drug Certificate by giving written notice thereof. Upon such notice Party B shall pay back 50% of received research service fees previously paid by Party A. Party A shall provide full assistance for changing the applicant for clinical approval and/or the New Drug Certificate.
8.1.2 In the event that Party A fails to pay clinical research costs under subparagraph 5.2 above and fails to take reasonable steps to remedy such default within thirty (30) days after receipt of written notice thereof from the Party B, Party B shall have the option of terminating this Agreement and nominating a third party as successor of applicant for clinical research approval by giving written notice thereof. Upon such notice Party B shall pay back 50% of received clinical research costs previously paid by Party A. Party A shall provide full assistance for changing the applicant for clinical research approval.
8.1.3 In the event that Party A is unable to meet the necessary requirements for production in accordance with applicable laws, regulations and rules, Party B shall have the option of terminating this Agreement and nominating a third party as successor of applicant for the New Drug Certificate by giving written notice thereof. Upon such notice Party B shall pay back none of received clinical research costs previously paid by Party A. Party A shall provide full assistance for changing the applicant for the New Drug Certificate.
8.2    Breach of the Agreement by Party B.
8.2.1 In he event that the clinical research approval is unable to obtain due to Party B's technology deficiencies, Party A shall have the right to terminate this Agreement by giving written notice thereof. Upon such notice Party B shall pay back all of received research service fees previously paid by Party A.
8.2.2 In the event that phase I,II or III of clinical research is unable to achieve satisfactorily due to Party B's technology deficiencies, Party A shall have the right to terminate this Agreement by giving written notice thereof. Upon such notice Party B shall pay back no more than 50% of received research service fees previously paid by Party A.
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                                                                   EXHIBIT 10.3
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8.2.3    In the event that Party B discloses material proprietary information, grant another license to a third party and Party A therefore will not be the sole manufacturer of KGF-2, Party A shall have the right to terminate this Agreement by giving written notice thereof. Upon such circumstance, both parties may negotiate the amount of damages. Party A may claim the damage of the amount not more than all research service fees and clinical research costs previously paid to Party B.

9. TERM AND TERMINATION WITHOUT CAUSE

9.1 Term. This Agreement shall be effective as of the last date of signature hereto, and shall remain in effect continuously, unless sooner terminated in accordance with the provisions of this Agreement.
9.2 Termination Without Cause. Both Parties may terminate this agreement at any time by mutual understanding, provided that Parties hold a good faith belief that further efforts under the Agreement are not commercially practicable due to any reason(s) to which both Parties are unable to predict and control. After the termination, Party A shall be granted a non-exclusive license to the patent, if any, of KGF-2.
9.3 Survival. The provisions of Articles 3, 6, 7, 8, 9, 10 and 11 shall survive any termination of this Agreement.

10. DISPUTE SETTLEMENT

       Both Parties shall resolve any dispute arising from or in connection with this Agreement in an amicable manner. If the dispute cannot be resolved through negotiation, either Party has the right to file a suit in the court of the jurisdiction the Party is registered.

11.    GENERAL

11.1 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and assigns, except that neither party shall have the right to assign this Agreement or its rights and obligations hereunder, without the prior written consent of the other party thereto.
11.2 Entire Agreement. This Agreement constitutes the entire and only agreement between the Parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.
11.3 Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and, except as otherwise expressly provided in this Agreement, shall be deemed given and effective (i) when delivered personally, by telex or telecopier or (ii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to a party at its address set forth above (or to such other address as such party may designate by written notice), said notice being deemed given as of the date of mailing.
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                                                                   EXHIBIT 10.3
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If to SNB, to:

                Shanghai Newsummit Biopharma Co., Ltd,
                No. 398 Tian Lin Road, Cao He Jing Hi-tech Park,
                Shanghai 200233

                  ATTN:
                  person in charge
                  Phone No.:
                  Fax No.:

If to DLP, to:

                Dalian Longsheng Pharma Co., Ltd,
                24th Floor, Zhongyin Building, No. 15 Ren Min Road, Zhongshan District, Dalian

                  ATTN:
                  person in charge
                  Phone No.:
                  Fax No.:

11.4 Severability. If any provisions of this Agreement shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.
11.5 Waivers. No delay or omission on the part of either party to enforce or exercise any right under this Agreement shall operate as a waiver of that right or any other right hereunder, or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement arising out of any subsequent default or breach.
11.6 Counterparts. This Agreement may be executed in 4 of counterparts, each of which shall constitute an original document, but all of which shall constitute the same agreement.
11.7 Force Majeure. Neither Party shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this Agreement and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date and place first written above.
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                                                                   EXHIBIT 10.3
                                                                   -------------



Dalian Longsheng Pharma Co., Ltd,          Shanghai Newsummit Biopharma Co., Ltd


By:                                        By:
----------------------------------         -------------------------------------


Title: General Manager                     Title: General Manager
      ----------------------------         -------------------------------------


Date:  2004-11-8                           Date: 2004-11-8




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                                                                   EXHIBIT 10.3
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                                                                          KGF-2